Exhibit 10(h)

                             INVESTORS TITLE COMPANY

                   1997 STOCK OPTION AND RESTRICTED STOCK PLAN

                                    ARTICLE I

                               GENERAL PROVISIONS

         1. Purpose. This 1997 Stock Option and Restricted Stock Plan (the "Plan") of Investor's Title Company and its subsidiaries (the "Company") is intended to induce those persons who are in a position to contribute materially to the success of the Company to remain with the Company, to offer them rewards in recognition of their contributions to the Company and to offer them incentives to continue to promote the Company's best interests.

         2. Elements of the Plan. The Plan provides for the grant of stock options pursuant to Article II of the Plan ("Options") and restricted stock awards pursuant to Article III of the Plan ("Restricted Stock Awards"). Each Option granted pursuant to the Plan shall be designated as provided in Article II as either an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options granted under the Plan are intended to qualify as such under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed and interpreted to comply with the requirements of that section and any regulations promulgated thereunder.

         3. Administration. The Plan shall be administered by an option committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall be comprised of at least two members of the Board, none of whom shall be a current employee of the Company, a former employee of the Company that receives compensation for prior services rendered during the taxable year, an individual receiving direct or indirect remuneration from the Company, within the meaning of Section 162(m) of the Code and any regulations promulgated thereunder, in any capacity other than as a director, or a former or current officer of the Company. The Board from time to time may appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies in the Committee, however caused. Any action by the Committee shall be taken by majority vote at a meeting thereof called in accordance with procedures adopted thereby, or by unanimous written consent of the Committee. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock Award granted thereunder. In addition, directors or former directors of the Company, including members or former members of the Committee, shall be entitled to indemnification by the Company to the extent permitted by applicable law and by the Company's Articles of Incorporation or Bylaws with respect to any liability or expense arising out of such person's participation in the administration of this Plan.

         4.  Authority of Committee.

                  (a) Subject to the other provisions of this Plan, the Committee shall have sole authority in its absolute discretion: to grant Options and Restricted Stock Awards under the Plan; to determine the number of shares subject to any Option or Restricted Stock Award under the Plan; to fix the option price and the duration of each Option; to establish corporate or individual performance or other vesting standards for Options or Restricted Stock Awards; to establish any other terms and conditions of Options and Restricted Stock Awards; and to accelerate the time at which any outstanding Option may be exercised or the time when restrictions and conditions on Restricted Stock Awards will lapse.

                  (b) Subject to the other provisions of this Plan, and with a view to effecting its purpose, the Committee shall have sole authority in its absolute discretion: to construe and interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to make any other determinations relating to the Plan; and to do everything necessary or advisable to administer the Plan.

                  (c) All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all optionees and holders of Restricted Stock and on their legal representatives, heirs and beneficiaries.

         5. Shares Subject to the Plan; Reservation of Shares. The maximum aggregate number of shares of common stock of the Company available pursuant to the Plan for the grant of Options and for Restricted Stock Awards, subject to adjustments as provided in Section 7 of this Article I, shall be 250,000 shares of the Company's common stock, no par value (the "Common Stock"). The total number of shares that may be issued to any one Optionee pursuant to options granted under the Plan shall not exceed an aggregate of 50,000 shares of Common Stock. If any Option granted pursuant to the Plan expires or terminates for any reason before it has been exercised in full, the unpurchased shares subject to that Option shall again be available for the purposes of the Plan. If any shares issued pursuant to a Restricted Stock Award are forfeited, they shall again be available for the purposes of the Plan. The Company shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

         6. Eligibility. Options and Restricted Stock Awards may be granted under the Plan to such key employees (including statutory employees within the meaning of Section 3121(d)(3) of the Code), officers or directors of the Company, whether or not employees, as the Committee shall select from time to time in its discretion. Incentive Stock Options, however, may be granted under the Plan only to key employees of the Company who qualify for the grant of an Incentive Stock Option under Section 422 of the Code.

         7. Adjustments. If the shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the Company is the surviving entity, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options and Restricted Stock Awards may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or unvested Restricted Stock Awards that shall have been granted prior to any such change shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of any such Option, but with a corresponding adjustment in the price for each share covered by the Option, and shall be made in a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding Incentive Stock Options. In making any adjustment pursuant to this Section 7, any fractional shares shall be disregarded.

         In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

         The grant of an Option or a Restricted Stock Award under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure.


                                   ARTICLE II

                                  STOCK OPTIONS

         Options granted pursuant to the Plan that are intended to qualify as "incentive stock options" under Section 422 of the Code shall be designated as such at the time of their grant and are referred to herein as Incentive Stock Options. Options not intended to qualify as Incentive Stock Options are referred to herein as Nonqualified Stock Options and shall be designated as such in the applicable option agreement. Options granted hereunder shall be subject to the terms, conditions and limitations set forth in Article I above and to the following:

         1. Terms and Conditions of Options. Options granted under the Plan shall be evidenced by written agreements ("option agreements") in such form as the Committee may from time to time approve. The terms and conditions of Options granted under the Plan, including the satisfaction of corporate or individual performance or other vesting standards, may differ one from another as the Committee shall in its discretion determine, as long as all Options granted under the Plan satisfy the following terms and conditions:

                  (a) Number of Shares; Designation. Each Option shall state the number of shares of Common Stock to which it pertains and that it is either an Incentive Stock Option or a Nonqualified Stock Option.

                  (b) Option Price. Each Option shall state the option price, which shall not be less than the fair market value (as hereinafter defined) per share of the Common Stock at the time the option is granted (except that for Incentive Stock Options granted to any employee who owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall not be less than 110% of fair market value). For the purpose of the Plan, the "fair market value" per share of Common Stock on any date of reference shall be the Closing Price of the Common Stock referred to in clauses (i), (ii) or
(iii) below, whichever appropriate, on the business day immediately preceding such date. For this purpose, the Closing Price of the Common Stock on any business day shall be: (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system on which the Common Stock is principally traded, as reported in any newspaper of general circulation; (ii) if clause (i) is not applicable and the Common Stock is otherwise quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for the Common Stock on such system for such day; or (iii) if neither clause (i) or
(ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the preceding ten days. If neither clause (i) nor clauses (ii) or (iii) are applicable, "fair market value" per share of Common Stock shall be such value as shall be determined by the Committee in its sole discretion, unless the Committee shall identify a different method for determining fair market value in a fair and uniform manner.

                  (c) Exercise of Options. Each Option shall be exercisable in one or more installments during its term, as provided in the applicable Stock Option agreement, and the right to exercise may be cumulative. No Option may be exercised for a fraction of a share of Common Stock. Unless otherwise provided in the option agreement, the purchase price of any shares purchased shall be paid in full in cash or by certified or official bank check payable to the order of the Company or, if permitted by the applicable option agreement, by shares of Common Stock, or by a combination of cash, check, and (if permitted) shares of Common Stock. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be valued at their fair market value as of the day of delivery, as determined in accordance with Section 1(b) of this Article II. No optionee, or optionee's executor, administrator, legatee, or distributee, shall be deemed to be a holder of any shares subject to an option unless and until a stock certificate or certificates for such are issued to such person(s) under the terms of the Plan.

                  (d) Written Notice Required. An Option granted pursuant to the terms of this Plan shall be exercised when written notice of that exercise, stating the number of shares with respect to which the Option is being exercised, has been given to the Company at its principal office, from the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

                  (e) Options Not Transferable. Options granted pursuant to this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of an optionee only by that optionee.

                  (f) Duration of Options. Each Option and all rights thereunder granted pursuant to the terms of this Plan shall expire on the date specified in the applicable option agreement, but in no event shall any Option expire later than ten (10) years from the date on which the Option is granted; provided, however, that any Incentive Stock Option granted to an employee who owns more than 10% of the combined voting power of all classes of stock of the Company may not be exercisable after the date five (5) years from the date the Option is granted. In addition, each Option shall be subject to early termination as provided in this Plan or the applicable option agreement.

                  (g)  Termination of Employment, Disability or Death.

                           (i)  If an optionee ceases to be employed by the
Company, or any parent or subsidiary corporation, for any reason other than death or disability, any Option granted to such optionee that is unexercised shall be terminated and forfeited; provided, however, that the applicable option agreement may allow such Option to be exercised within a period not to exceed three months after the date of termination of employment.

                           (ii)  If an optionee becomes disabled within the
meaning of Section 22(e)(3) of the Code while employed by the Company, or any parent or subsidiary corporation, the Option may be exercised at any time within three months after the date of termination of employment due to disability, unless a longer or shorter period is provided in the applicable option agreement.

                           (iii)  If an optionee dies while employed by the
Company, its parent or any subsidiary corporation, his Option shall expire one year after the date of death, unless a longer or shorter period of exercise is provided in the applicable option agreement. During this period, the Option may be exercised, except as otherwise provided in the applicable option agreement, by the person or persons to whom the optionee's rights under the Option shall pass by will or by the laws of descent and distribution, but in no event may the Option be exercisable more than ten years from the date of grant.

                           (iv) Unless otherwise provided in the applicable
option agreement, any Option that may be exercised for a period following termination of the optionee's employment may be exercised only to the extent it was exercisable immediately before such termination and in no event after the Option would expire by its terms without regard to such termination.

                  (h) Reorganizations. If the Company shall be a party to any merger or consolidation in which it is not the surviving entity or pursuant to which the shareholders of the Company exchange their Common Stock, or if the Company shall dissolve or liquidate or sell all or substantially all of its assets, all Options outstanding under this Plan, unless otherwise provided in the applicable option agreement, shall terminate on the effective date of such merger, consolidation, dissolution, liquidation or sale; provided, however, that prior to such effective date, the Committee may, in its discretion, make any or all outstanding Options immediately exercisable, and may, with respect to Options that are terminated as provided in this Section (h), (i) authorize a payment to any optionee that approximates the economic benefit that he would realize if his option were exercised immediately before such effective date, (ii) authorize a payment in such other amount as it deems appropriate to compensate any optionee for the termination of his Option, or (iii) arrange for the granting of a substitute Option to any optionee.

         2. Maximum Amount of Incentive Stock Options. The maximum aggregate fair market value of Common Stock, determined as of the time the Incentive Stock Option is granted, with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year, under this Plan and all other incentive stock option plans of the Company and any parent, subsidiary, and predecessor corporations, shall not exceed $100,000.

                                   ARTICLE III

                             RESTRICTED STOCK AWARDS

         Restricted Stock Awards granted pursuant to this Article III shall be subject to those terms, conditions and limitations set forth in Article I above and to the following additional terms:

         1. Grant of Restricted Shares. The Committee may cause the Company to grant Restricted Stock Awards to eligible participants in such amounts as the Committee, in its sole discretion, shall determine. Restricted Stock Awards may be issued either alone or in addition to Options granted under the Plan.

         2. Agreement. Each Restricted Stock Award shall be evidenced by a written agreement in such form and containing such provisions not inconsistent with the Plan as the Committee may from time to time approve. Each Restricted Stock Award shall be effective as of the date so stated in the resolution of the Committee making the award.

         3. Restrictions and Conditions. Shares of Common Stock awarded under this Article III shall be subject to such restrictions and conditions, if any, as may be imposed by the Committee at the time of making the award. Such restrictions and conditions may include, without limitation, the satisfaction of specified performance criteria by the Company or by the grantee of the Restricted Stock Award, or other vesting standards; provided, however, that no award shall require any payment of cash consideration by the grantee. Restrictions and conditions imposed on shares of Common Stock awarded under this
Article III may differ from one award to another as the Committee shall, in its discretion, determine. Any restrictions and conditions shall lapse, in whole or in part, as provided in the agreement evidencing the Restricted Stock Award, but must lapse, if at all, not later than ten (10) years from the date of the award.

         Shares with respect to which no restrictions or conditions are imposed and shares with respect to which the restrictions and conditions imposed thereon have lapsed are hereinafter referred to as "Unrestricted Shares." Shares with respect to which the restrictions and conditions imposed thereon have not lapsed are hereinafter referred to as "Restricted Shares."

         4. Rights as a Shareholder. A holder of Unrestricted Shares shall have all of the rights of a shareholder of the Company with respect thereto and shall be entitled to receive a stock certificate evidencing such Unrestricted Shares. Such certificate shall be issued without legend, except to the extent that a legend may be necessary for compliance with applicable securities laws.

         A holder of Restricted Shares shall be the record owner thereof and shall, subject to the restrictions and conditions, have all of the rights of a shareholder with respect thereto, including, but not limited to, the right to receive all dividends paid on the Common Stock (ordinary or extraordinary, whether in cash, securities or other property) and the right to vote the Restricted Shares; provided, however, that each stock certificate evidencing Restricted Shares shall bear a conspicuous legend stating that the shares evidenced thereby are subject to restrictions as to transferability as provided in Section 6 of this Article III and to such other restrictions and conditions as have been imposed by the Committee, and each such certificate shall be deposited by the Holder with the Company or its designee together with a stock power endorsed in blank.

         5. Forfeiture. Unless otherwise provided in the applicable Restricted Stock Award agreement, upon termination of the grantee's employment with the Company or any of its subsidiaries for any reason whatsoever (voluntarily or involuntarily, with or without cause), all Restricted Shares then owned by him shall automatically and without any action on his part be forfeited and transferred to the Company.

         6. Transferability. Restricted Shares held by a grantee shall not be subject to alienation, sale, transfer, assignment, pledge, attachment or encumbrances of any kind, and any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any Restricted Shares shall be void. In addition, the Company may impose such restrictions on the transfer of Unrestricted Shares as it deems necessary or desirable to assure compliance with all applicable federal and state securities laws.

         7. Adjustments. If there is a change in the Common Stock of the Company as described in Article I, Section 7 of this Plan, any stock or other securities or other property issued with respect to Restricted Shares shall be subject to the same restrictions and conditions as are applicable to such Restricted Shares, and the certificates or other evidence of such stock, securities or other property, together with an appropriate stock power or power of attorney, shall be delivered to the Company or its designee and held until such time as the restrictions and conditions applicable thereto lapse or until the stock, securities or other property is forfeited in accordance with the provisions of this Article III.

         If the Company shall be a party to any merger or consolidation in which it is not the surviving company or pursuant to which the shareholders of the Company exchange their Common Stock, or if the Company shall dissolve or liquidate or sell all or substantially all of its assets, the Committee may, in its discretion, cause all Restricted Stock Awards that are still subject to any restrictions and conditions to become immediately vested in full on the effective date of any such transaction, unless otherwise provided in the applicable agreement evidencing such Restricted Stock Award.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         1. Tax Reimbursement Payments or Loans. In view of the federal and state income tax savings expected to be realized by the Company upon exercise of a Nonqualified Stock Option or the lapse of restrictions and conditions imposed upon Restricted Shares, the Committee may, in its discretion, provide that the Company will make a cash payment or a loan or a combination thereof to the grantee of a Nonqualified Stock Option or the recipient of a Restricted Stock Award (or his personal representatives or heirs) for the purpose of assisting such optionee or grantee in the payment of personal income taxes arising from such exercise or lapse of restrictions and conditions. The basis for determining the amount and conditions of such cash payment or loan or combination thereof and the terms and conditions of any such loan shall be specified in the agreement pursuant to which the grant or award is made or may be subsequently determined by the Committee. The Committee, in its discretion, may from time to time forgive any such loan in whole or in part.

         2. Tax Withholding. No optionee shall be entitled to issuance of a stock certificate representing shares purchased upon exercise of a Nonqualified Stock Option, and no grantee of a Restricted Stock Award shall be entitled to issuance of a stock certificate evidencing Unrestricted Shares, until such optionee or grantee has paid, or made arrangements for payment, to the Company of an amount equal to the income and other taxes that the Company is required to withhold from such person as a result of his exercise of a Nonqualified Stock Option or his receipt of Unrestricted Shares. In addition, such amounts as the Company is required to withhold by reason of any tax reimbursement payments made pursuant to Section 1 of this Article IV may be deducted from such payments.

         3. Employment. Nothing in the Plan or in any Option or Restricted Stock Award shall confer upon any eligible employee any right to continued employment by the Company, or limit in any way the right of the Company at any time to terminate or alter the terms of that employment.

         4. Effective Date of Plan. This Plan shall be effective March 10, 1997, the date of adoption of the Plan by the Board of Directors of the Company, subject to approval of the Plan by the shareholders of the Company by the majority of the votes cast at a meeting at which a majority of the Company's Common Stock is present either in person or by proxy held within 12 months of the date of adoption of the Plan by the Board.

         5. Termination and Amendment of Plan. The Plan may be terminated at any time by the Board of Directors. Unless sooner terminated, the Plan shall terminate on March 9, 2007. No Option or Restricted Stock Award shall be granted under the Plan after the Plan is terminated. Subject to the limitation contained in Section 7 of this Article IV, the Board of Directors may at any time amend or revise the terms of the Plan, provided, however, that no amendment or revision shall (a) increase the maximum aggregate number of shares subject to this Plan, except as permitted under Section 7 of Article I; (b) change the minimum purchase price for shares subject to Options granted under the Plan; (c) extend the maximum duration established under the Plan for any Option or for a Restricted Stock Award; or (d) permit the granting of an Option or Restricted Stock Award to anyone other than those individuals described in Section 6 of
Article I hereof.

         6. Prior Rights and Obligations. No amendment, suspension, or termination of the Plan shall, without the consent of the person who has received an Option or Restricted Stock Award, alter or impair any of that person's rights or obligations under any Option or Restricted Stock Award granted under the Plan prior to such amendment, suspension, or termination.